UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 21, 2010, Western Alliance Bancorporation’s wholly-owned subsidiary, Bank of Nevada (“Bank”), voluntarily prepaid, in full and without penalty, its outstanding indebtedness due and payable to USB Capital Funding Corp. pursuant to two subordinated debentures in the principal amount of $40,000,000 (the “2006 Debenture”) and $20,000,000 (the “2007 Debenture”), respectively. As of March 31, 2010, the 2006 Debenture bore interest at a rate of 3.25% per annum and the 2007 Debenture bore interest at a rate of 3.65% per annum. The 2006 Debenture would have matured on September 30, 2016, and the 2007 Debenture would have matured on September 30, 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: May 27, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Office